Exhibit 3.2

BY-LAWS OF

BIO-RAD LABORATORIES, INC.

(as amended and restated effective February 19, 1980)

OFFICES

SECTION  1.

Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION  2.

Principal Office. The principal office for the transaction of the business of the corporation is hereby fixed and located at 2200 Wright Avenue, Richmond, Contra Costa County, California. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

SECTION  3.

Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

STOCKHOLDERS

SECTION  4.

Place of Meetings.  Stockholders' meetings shall be held at the principal office for the transaction of the business of this corporation, or at such other place within or without the State of Delaware as the Board of Directors shall, by resolution, appoint.

SECTION  5.

Annual Meetings.  The annual meetings of stockholders shall be held in the month of April in each year, the exact date and time being specified by resolution of the Board of Directors; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

Written notice of each annual meeting shall be mailed to each stockholder entitled to vote, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. All such notices shall be mailed, postage prepaid, to each stockholder entitled thereto not less than ten nor more than sixty days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute.

SECTION  6.

Special Meetings.  Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the President or any Vice President, or by a majority of the Board of Directors, or at the request in writing of stockholders holding not less than a majority of the voting power of the corporation, any such stockholders' request stating the purpose or purposes of the proposed meeting. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given within the same time and in the same manner as for an annual meeting of stockholders and shall state the time and place of such meeting and the general nature of the business to be transacted. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders, unless by the unanimous consent of all stockholders represented at the meeting, either in person or by proxy.

SECTION  7.

Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class or classes of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION  8.

Adjourned Meetings and Notice Thereof.  Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the voting power present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

When any stockholders' meeting, annual or special, is adjourned for thirty days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

SECTION  9.

Voting.  Subject to the requirements of law, only those persons shall be entitled to vote at any meeting in whose names shares entitled to vote stand on the corporation's stock records on the record date for voting fixed in accordance with Section 46 of these By-Laws. If no record date has been so fixed, such record date shall be determined as provided by applicable law. Each such vote may be by voice vote or by ballot, except that all elections of directors must be by ballot if demanded by a stockholder prior to the start of any election.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Each stockholder shall at every meeting of the stockholders be entitled to such votes in person or by proxy as he may be empowered to cast by the Certificate of Incorporation. No stockholder shall be entitled to exercise the right of cumulative voting unless required by applicable law.

SECTION  10.

Quorum.  A quorum for the transaction of business at any meeting shall be comprised of the presence, in person or by proxy, of the holders of a majority of the voting power. If, however, any business comes before the meeting requiring approval (under applicable law or the Certificate of Incorporation) of the holders of any class of capital stock voting as a separate class, then the presence, in person or by proxy, of the holders of a majority of the outstanding shares of that class is necessary to transact that business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION  11.

Consent of Absentees.  The transactions of any meeting of stockholders, annual or special, however called and noticed, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Written consents with respect to any shares may be given by and shall be accepted from the persons in whose names the shares stand on the books of the corporation at the time the respective consents are given, or by their proxy. Any stockholder giving a written consent, or such stockholder's proxy, transferee or personal representative or his respective proxies, may revoke the consent prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.

SECTION  12.

Action Without Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION  13.

Proxies.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein a longer period.

DIRECTORS

SECTION  14.

Powers.  The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

SECTION  15.

Number of Directors.  The number of directors which shall constitute the whole board shall not be less than five nor more than nine. The first Board shall consist of five directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.

SECTION  16.

Election and Term of Office.  The directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders. All directors shall hold office until their respective successors are elected.

SECTION  17.

Vacancies.  A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Subject to the Certificate of Incorporation, vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the stockholders. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The stockholders empowered by the Certificate of Incorporation to elect directors whose offices are vacant may at any time elect directors to fill the vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect, as provided in this Section 17, a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION  18.

Removal.  Any director or the entire Board of Directors may be removed, with or without cause, as provided in the Certificate of Incorporation or by law.

SECTION  19.

Place of Meetings.  Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

SECTION  20.

Regular Meetings.  The Board of Directors shall from time to time establish by resolution the time regular meetings of the Board of Directors shall be held. Thereafter, notice of regular meetings of the Board of Directors is hereby dispensed with.

SECTION  21.

Organizational Meetings.   Immediately following each annual meeting of the stockholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION  22.

Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, any Vice President or any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at the address as shown upon the records of the corporation. In case such notice is mailed or telegraphed it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located, at least forty-eight hours prior to the time of the holding of the meeting.  In ease such notice is delivered personally, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing, telegraphing or personal delivery, shall be due, legal and personal notice to such director.

SECTION  23.

Board Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or such committee shall individually or collectively consent to such action. Such written consent or consents to such action shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION  24.

Meetings by Telephone, Etc.  Unless otherwise restricted by tne Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION  25.

Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION  26.

Waiver of Notice.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION  27.

Quorum.   A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided in Section 28. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law, the Certificate of Incorporation or these By-Laws.

SECTION  28.

Adjournment.  A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour, provided that in the absence of a quorum, a majority of the directors present at any directors' meeting, regular or special, may adjourn from time to time or until the time fixed for the next regular meeting of the Board.

SECTION  29.

Fees and Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION  30.

Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

OFFICERS

SECTION  31.

Officers.  The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 33 of these By-Laws. One person may hold two or more offices, unless the Certificate of Incorporation or these By-Laws otherwise provide. The salaries of the Chairman of the Board and President shall be fixed by the Board of Directors.

SECTION  32.

Election.  The officers of the corporation shall be chosen by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION  33.

Subordinate Officers, Etc.  The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

SECTION  34.

Removal and Resignation.  Any officer may be removed, with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION  35.

Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these ByLaws for regular appointments to such office.

SECTION  36.

Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these. By-Laws.

SECTION  37.

President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, He shall be ex officio a member of all standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

SECTION  38.

Vice Presidents.  In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The

Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

SECTION  39.

Secretary.  The Secretary shall keep or cause to be kept at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares of each class present or represented at stockholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these By-Laws or by law to be given, shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

SECTION  40.

Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws,

SECTION  41.

Other Officers.  The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.

SHARES

SECTION  42.

Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by any of the Chairman of the Board, the President or a Vice President and by any of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number and class of shares owned by him in the corporation.

Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION  43.

Transfers of Shares of Capital Stock.  Transfers of shares shall-be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agents designated to transfer such shares. Before a new certificate is issued, the old certificates shall be surrendered for cancellation.

SECTION  44.

Registered Stockholders.  Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

SECTION  45.

Lost or Destroyed Certificates.  Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board but not in excess of double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

SECTION  46.

Record Date and Closing of Stock Books.  So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In the event of any dividend declaration, the Board of Directors shall fix such a record date on which the transfer agent or agents for the corporation shall take a record of all stockholders entitled to the dividend and the stock transfer books shall not be closed in connection with the dividend.

SECTION  47.

Transfer Agent and Registrars.  The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, domestic or foreign, that shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

AMENDMENTS

SECTION  48.

Adoption of Amendments.  New By-Laws may be adopted or these By-Laws may be amended or repealed at any annual or other meeting of the stockholders called for that purpose, by the vote of the holders of a majority of the voting power of the corporation, or by a majority of the directors of the corporation; provided, however, that a greater vote of stockholders or directors shall be necessary if required by law or the Certificate of incorporation; and provided, further, that this Section 48 shall be amended or repealed only by the vote or written consent of the holders of a majority of the voting power of the corporation.

SECTION  49.

Record of Amendments.  Whenever an amendment or new By-Law is adopted, it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Laws or By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in said book.

CORPORATE SEAL

SECTION  50.

Form of Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

MISCELLANEOUS

SECTION  51.

Dividends.  Dividends on any class of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividend such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION  52.

Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

SECTION  53.

Contract, Etc., How Executed.  The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or to any amount.

SECTION  54.

Indemnification; Insurance.

(a)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent, according to the standards and in the manner provided by applicable law.

(b)

To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

(c)

The indemnification provided by this section 54 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d)

The corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section 54. Nothing in this subsection (d) shall obligate the corporation to indemnify any person to any extent other than as provided in subsections (a), (b) and (c) of this section 54.

SECTION  55.

Representation of Shares of Other Corporations.  The President or any Vice President together with the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

SECTION  56.

Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION  57.

Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION  58.

Construction and Definitions.  Unless the context otherwise requires, the general provisions, rules of construction, and definitions of Delaware shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural perso